[TREEV Logo]                                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

  CONTACTS:
  Public Relations                             Investor Relations
Tony Cook                                      Brian Hajost
Vice President                                 Executive Vice President
Marketing                                      Finance and Corporate Development
Phone: (703) 904-3112                          Phone: (703) 904-3185
Email: tcook@treev.com                         Email: bhajost@treev.com



              TREEV(R) AND CE COMPUTER EQUIPMENT AG AGREE TO MERGE
                         IN STOCK-FOR-STOCK TRANSACTION

       --Strategic Merger Creates One of the World's Largest Providers of
         Integrated Document and Content Management Software Solutions--

         HERNDON, VA--November 22, 1999. TREEV, Inc. (NASDAQ/NMS:TREV), a leader in delivering enterprise-wide integrated content management solutions, announced today that it has signed a definitive agreement to merge with CE Computer Equipment AG (Neuer Markt/Symbol: cee), a public provider of document management systems, based in Bielefeld, Germany.

         Under the terms of the agreement, CE Computer Equipment will issue a total of 1,330,000 Ordinary Shares in the form of American Depository Shares
(ADSs) in exchange for the outstanding shares of TREEV Common Stock and Preferred Stock and for the outstanding warrants and options for TREEV Common Stock. Based upon the closing price on the Neuer Markt of 75.60 Euros per CE Computer Equipment Ordinary Share and on NASDAQ of $3 7/16 per share of TREEV Common Stock on November 19, 1999, and the Federal Reserve Bank of New York's Noon Buying Rate on November 19, 1999 for cable transfers in Euros of $1.0313 per 1.00 Euro, the transaction reflects a 32% premium for TREEV's Common Stockholders.

         Pursuant to the agreement, each share of TREEV Common Stock will be converted into a proportionate number of CE Computer Equipment ADSs to be issued in the merger, after giving effect to the issuance of CE Computer Equipment ADSs in respect of TREEV's Series A, Series M and Series M1 Preferred Stock, and its options and warrants for Common Stock. Each Share of TREEV Series A Preferred Stock will be converted into CE Computer Equipment ADSs with a value of at least $10.00.
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TREEV(R) AND CE AG AGREE TO MERGER IN STOCK-FOR-STOCK TRANSACTION
Page Two of Three

         If the merger consideration had been determined as of November 19, 1999, each share of TREEV Common Stock would have been converted into 0.0583 CE Computer Equipment ADSs, and each share of TREEV Series A Preferred Stock would have been converted into 0.1450 CE Computer Equipment ADSs.

         As of the time of the merger, CE Computer Equipment ADSs are to be listed on NASDAQ and each ADS will represent one CE Computer Equipment Oridinary Share. The merger is conditional on its being accounted for as a pooling of interests and is expected to be completed during the first half of 2000, subject to governmental and shareholder approvals and customary closing conditions. Shareholders owning more than 38% of TREEV's Common Stock have agreed to vote their shares in favor of the merger. At the time of the merger, CE Computer Equipment ADSs will be listed on NASDAQ.

         "This merger will benefit our shareholders, our customers, our business partners, and our employees," said Thomas A. Wilson, TREEV's President and Chief Executive Officer. "The synergies gained from this agreement are dynamic. By combining TREEV and CE Computer Equipment our footprint changes dramatically; together we create one of the largest companies in our marketplace and move into the leadership position in the global banking segment."

         "TREEV has always been regarded as a visionary technological leader and CE Computer Equipment is clearly one of the most successful rapidly growing companies in Europe," continued Mr. Wilson. "These two companies truly complement each other in every important way and the result is a company with the flexibility and strength to deliver quality products and services solutions to our global customers. We believe we are well positioned to be a leader in our markets."

         Thomas Wenzke, CE Computer Equipment's member of the Executive Board and Chief Executive Officer said, "This transaction is a very important strategic step for CE Computer Equipment. It will enable us to enter the US market with a well established customer base, distribution channel and customer support center. The complementary nature of our people, their expertise, their product technologies and their customer bases will allow us to offer competitive integrated enterprise document and content management business solutions to offer the financial, insurance, utilities and government sectors on a worldwide basis."

         Members of TREEV's executive management team, reporting to Thomas A. Wilson, TREEV's President and Chief Executive Officer, will remain in their current positions to lead the US organization. Mr. Wilson will also join the CE Computer Equipment Board of Management. The Company will continue to operate under the TREEV company name through completion of the merger which is expected early next year.

         Banc of America Securities LLC acted as exclusive financial advisor to TREEV, Inc. in this transation.

         Following this release is a CE AG--TREEV Fact Sheet.

                                     (more)
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TREEV(R) AND CE AG AGREE TO MERGER IN STOCK-FOR-STOCK TRANSACTION
Page Three of Three

About CE Computer Equipment (CE AG)
For more than ten years, CE Computer Equipment AG has successfully developed and distributed imaging and document management systems. In Europe, the enterprise is among the leading providers in this sector which is the fastest growing within the IT industry. Customers of CE Computer Equipment include banking houses, savings banks and insurance companies, public utilities as well as industrial and trading companies and public administration institutions with a total of more than 1,500 installations. CE Computer Equipment currently employs about 380 specialists group-wide. With headquarters in Bielefeld (Germany), CE Computer Equipment also operates from branch offices in Munich, Stuttgart, Ratingen, Berlin and Hanover. In addition, CE Computer Equipment is also represented in Spain and is planning to establish further branch offices in Great Britain, France, and Italy. The group comprises several subsidiaries extending the range of CE Computer Equipment's services to the growth sectors of messaging and health care.

For additional information about CE Computer Equipment's products and services, please call Kerstin Kohl (+49 521 9318 288), or visit CE Computer Equipment's Web site at www.ce-ag.com.

About TREEV
TREEV enables customers to extend their mission-critical application investments by applying stored information content to business processes. TREEV's patented technologies are exemplified by TREEV 2000(TM), its standards-based component architecture consisting of eTREEV(TM) (document Web portal), DocuTREEV(TM) (document management), DataTREEV(TM) (COLD/ERM), AutoTREEV(TM) (workflow) and OmniTREEV(TM) (content management). Headquartered in Herndon, Virginia, TREEV employs over 200 technology and services experts with over 2,000 customer installations worldwide. For additional information about TREEV's products and services, please call (800) 254-0994, or visit TREEV's Web site at www.treev.com.

TREEV(R) is a registered trademark and eTREEV(TM), TREEV 2000(TM), DocuTREEV(TM), DataTREEV(TM), AutoTREEV(TM) and OmniTREEV(TM) are trademarks of TREEV, Inc. All other products and brand names are trademarks or registered trademarks of their respective owners.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements that involve a number of risks and uncertainties. In particular, this press release includes forward-looking statements regarding the present intentions and expectations of management of TREEV. As with any contracts for future performance, there is a chance that the merger agreement may not be consummated, which depends on a number of contingencies, including the satisfaction of the contractual conditions to closing, the fulfillment of obligations under voting agreements with major shareholders, and the satisfactory completion of certain regulatory, third party and stockholder approval. Other risk factors may include the performance of TREEV and the performance of CE AG. In addition to those factors, other important factors that relate to the TREEV's performance and the impact of the merger include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key management personnel; maintenance of TREEV's NASDAQ listing; the price of TREEV's stock; and the risk factors set forth from time to time in TREEV's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q.


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                            CE AG -- TREEV FACT SHEET

                                        CE AG                 TREEV
Founded:                                1984                  1990

Headquarters:                           Bielefeld, Germany    Herndon, Virginia

Public:                                 FNM:cee               NASDAQ:TREV

Employees:                               380+                 230+

Customers:                               1,500+               2,000+

Primary Markets:                         Europe               North America

Vertical Markets:
--Banking                                Yes                  Yes
--Insurance                              Yes                  Yes
--Brokerage                              Yes                  Yes
--Utilities (telecom)                    Yes                  Yes
--Government                             Yes                  Yes
--Healthcare                             Yes                  Yes

Products:
--COLD/ERM                               No                   Yes
--Workflow                               No                   Yes
--Imaging/DM                             Yes                  Yes
--Content Management                     Yes                  Yes
--Document Web Portal                    No                   Yes
--Lotus Notes                            Yes                  No
--Exchange                               Yes                  No
--OPEDS/JMS                              No                   Yes
--Standards                              CORBA/JAVA           DCOM, C++/VB

Sales Channels:
--Direct                                 Yes                  Yes
--Indirect/VAR                           Yes                  Yes

Support Centers:                         Bielefeld, Germany   Denver, CO
                                         Berlin, Germany      Herndon, VA

Key Relationships:                       Oracle, BAAN         Alltel
                                         SAP, JD Edwards
                                         Microsoft            Microsoft
                                         HP                   HP, IBM